Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Names of Joint Filers:
Chau Hoi Shuen Solina Holly
Pioneer Step Holdings Limited
Dvorak International Limited

Address of Joint Filers:
c/o Suites PT. 2909 & 2910, Harbour Centre,
25 Harbour Road
Wanchai, Hong Kong

Designated Filer:
Chau Hoi Shuen Solina Holly

Issuer and Ticker Symbol:
ChromaDex Corporation [CDXC]

Date of Event:
06/16/2022

Signatures of Joint Filers:

Chau Hoi Shuen Solina Holly

  By: /s/ Chau Hoi Shuen Solina Holly
   -----------------------

Pioneer Step Holdings Limited

  By: /s/ Chau Hoi Shuen Solina Holly
   -----------------------
      Authorized Signatory

Dvorak International Limited

  By: /s/ Chau Hoi Shuen Solina Holly
   -----------------------
      Authorized Signatory